Exhibit 99.1

INTERVAL LEISURE GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2009 RESULTS

4Q09 consolidated revenue grows 2.5%; FY09 free cash flow of $72.2 million:

MIAMI, March 10, 2010 (BusinessWire) — Interval Leisure Group (Nasdaq: IILG) (“ILG”) today announced results for the three months and full year ended December 31, 2009.

“I am pleased with ILG’s results for the fourth quarter and fiscal year 2009. During the past year, our fee for service business model has generated over $72 million in free cash flow and at the same time we have reduced our debt by $34 million.  When ILG results are adjusted for incremental items related to the spin-off from IAC in August 2008, it is clear that our core business has performed very well year over year,” said Craig M. Nash, Chairman, President and Chief Executive Officer of Interval Leisure Group. “While 2009 was a difficult year for many of our developer clients, we successfully renewed several significant long term relationships, launched new products and services, broadened Aston’s geographic footprint and delivered consistent, solid financial results.”

Financial Summary & Operating Metrics (in millions except per share amounts and percentages)

Metrics	Three Months Ended 12/31/09	Three Months Ended 12/31/08	Quarter Over Quarter Change	Year Ended 12/31/09	Year Ended 12/31/08	Year Over Year Change
Revenue	$93.7	$91.4	2.5%	$405.0	$415.8	(2.6)%
Interval revenue	78.5	75.9	3.4%	346.0	346.9	(0.3)%
Aston revenue	15.3	15.5	(1.7)%	59.0	68.9	(14.3)%
Gross profit	62.6	61.1	2.5%	277.6	279.7	(0.8)%
Adjusted net income **	6.4	9.3	(30.9)%	43.2	66.1	(34.7)%
Net income (loss) attributable to common stockholders	4.6	(11.6)	140.1%	38.2	45.3	(15.6)%
Adjusted diluted EPS **	0.11	0.17	(35.3)%	0.76	1.17	(35.0)%
Diluted EPS	0.08	(0.21)	138.1%	0.67	0.80	(16.3)%
Adjusted EBITDA**	32.3	32.0	0.9%	153.3	154.6	(0.9)%
EBITDA**	30.1	32.0	(5.9)%	148.2	154.6	(4.1)%

Balance sheet data	As of 12/31/09	As of 12/31/08
Cash and cash equivalents	$160.0	$120.3
Debt	395.3	427.2

Cash flow data	Year Ended 12/31/09	Year Ended 12/31/08
Net cash provided by operating activities	$87.3	$103.9
Free cash flow	72.2	90.3

**“Adjusted net income,” “Adjusted diluted EPS,”  “Adjusted EBITDA”, “Free cash flow” and “EBITDA” are non-GAAP measures as defined by the Securities and Exchange Commission (the “SEC”). Please see “Glossary of Terms,” “Reconciliations of Non-GAAP Measures” and “Presentation of Financial Information” below for an explanation of non-GAAP measures used throughout this release.

Discussion of Results - Fourth Quarter 2009 Consolidated Operating Results

Consolidated revenue for the fourth quarter ended December 31, 2009 was $93.7 million, an increase of 2.5% from $91.4 million for the fourth quarter of 2008. In constant currency, consolidated revenue would have been $93.4 million. The increase in consolidated revenue was driven by an increase in Interval revenue of 3.4%. Aston revenue for the fourth quarter of 2009 declined by 1.7% year over year.

Net income for the three months ended December 31, 2009 was $4.6 million, an increase of $16.2 million from a net loss of $11.6 million for the same period of 2008.  Net income for the 2009 period includes a $1.8 million after-tax accrual related to European Value Added Tax (“VAT”). Fourth quarter 2008 net loss includes a $20.9 million after-tax goodwill impairment charge related to the Aston segment.  Diluted earnings per share (EPS) were $0.08 compared to diluted loss per share of $0.21 for the same period of 2008.

EBITDA was $30.1 million for the quarter ended December 31, 2009, compared to EBITDA of $32.0 million for the same period of 2008. EBITDA for 2009 includes a pre-tax $2.2 million European VAT accrual.

Interval and Aston’s EBITDA for the quarter ended December 31, 2009 decreased 2.5% and 65.6%, respectively, from the comparable period in 2008.

Discussion of Results - Full Year 2009 Consolidated Operating Results

Consolidated revenue for the full year ended December 31, 2009 was $405.0 million, a decrease of 2.6% from $415.8 million for 2008.  In constant currency, consolidated revenue would have been $412.1 million. Consolidated revenue was comprised of 85% and 15% from Interval and Aston, respectively.

Net income for the full year 2009 was $38.2 million, including $4.6 million of pre-tax incremental non-cash compensation expense and stand-alone and public company costs, $21.4 million of incremental pre-tax interest expense and $10.6 million less of pre-tax interest income attributable to the spin-off in August 2008.  Diluted EPS was $0.67 compared to $0.80 for the full year 2008.

Adjusted net income for the year ended December 31, 2009 was $43.2 million or $0.76 of adjusted diluted EPS, compared to adjusted net income of $66.1 million or $1.17 of adjusted diluted EPS for 2008. Adjusted net income and adjusted EPS for 2009 excludes $3.2 million of after-tax incremental stand-alone and public company costs, including non-cash compensation expense, and a $1.8 million after-tax VAT accrual.  Adjusted net income and adjusted EPS for 2008 excludes a $20.9 million after-tax goodwill impairment charge related to the Aston segment.

Adjusted EBITDA was $153.3 million for the year ended December 31, 2009, compared to EBITDA of $154.6 million for 2008.

Business Segment Results

Interval

ILG’s principal operating segment, Interval, provides membership services to the individual members of its exchange networks and affinity groups, as well as related services to developers of vacation ownership resorts. As of December 31, 2009, the Interval Network includes over 2,500 resorts located in more than 75 countries. The Interval segment consists of Interval International, Inc. and certain related subsidiaries.

Interval’s revenue for the three months and full year ended December 31, 2009, was $78.5 million and $346.0 million, respectively. For the full year 2009, membership fee and transaction revenue were $132.1 million and $189.8 million, respectively, representing a decrease of 1.2% and an increase of 2.2%, respectively, over the prior year. Year over year, average revenue per member increased to $40.22 or 11.9% in the fourth quarter and increased to $175.56 or 6.5% for the full year, primarily reflecting a shift in membership mix.

Total active members at December 31, 2009 were approximately 1.8 million, a decrease of 1.5% over total active members at December 31, 2008, excluding the Disney members who exited the system on January 1, 2009,.

Interval’s adjusted EBITDA was $31.7 million and $148.4 million in the fourth quarter and full year 2009, respectively, representing an increase of 4.7% and 2.3% over the segment’s EBITDA of $30.3 million and $145.1 million in the fourth quarter and full year 2008, respectively. In constant currency, Interval segment adjusted EBITDA was $31.8 million and $150.2 million in the fourth quarter and full year 2009, respectively.

Throughout 2009, Interval continued to expand and strengthen its high-quality international vacation exchange networks both by renewing strategic agreements with key clients, while affiliating 80 new vacation ownership resorts in domestic and international markets. In 2009, 80% of new affiliations were located in non-US locations.

Aston

The Aston segment consists of Aston Hotels & Resorts, LLC and Maui Condo and Home, LLC. Aston provides hotel and resort management services to 26 resorts and hotels, primarily in Hawaii, as well as other more limited management services to certain additional properties.

Aston’s revenue for the three months and full year ended December 31, 2009, was $15.3 million and $59.0 million, respectively, including $10.4 million and $37.6 million of Pass-through Revenue (defined below).

The decrease in fee income earned by Aston from managed vacation properties was driven by a reduction in revenue per available room (“RevPAR”). RevPAR for the quarter ended December 31, 2009 was $82.48 compared to $96.35 for the same period in 2008. RevPAR for the year ended December 31, 2009 was $91.47 compared to $117.08 in 2008. Lower occupancy and lower average daily rate led to the reduction in RevPAR. Overall, 2009 occupancy rates were negatively impacted by the macroeconomic conditions. Aston has been generally tracking the results of comparable properties in Hawaii.

Aston reported EBITDA of $0.6 million in the fourth quarter of 2009, a decrease of 65.6% from EBITDA of $1.8 million in the prior year period. Aston’s adjusted EBITDA for the full year 2009 was $4.8 million, compared to EBITDA of $9.5 million for the same period in 2008.

Capital Resources and Liquidity

As of December 31, 2009, ILG’s cash and cash equivalents totaled $160.0 million, compared to $120.3 million as of December 31, 2008. As of December 31, 2009, the Company’s total debt outstanding, which was incurred in connection with the spin-off, was $395.3 million, net of unamortized discount, compared to $427.2 million as of December 31, 2008.

For the full year 2009, ILG’s capital expenditures totaled $15.2 million, or 3.7% of revenue, net cash provided by operating activities was $87.3 million and free cash flow (defined below) was $72.2 million.

Presentation of Financial Information

ILG management believes that the presentation of non-generally accepted accounting principles (non-GAAP) financial measures, including, among others, EBITDA, adjusted EBITDA, adjusted net income, adjusted diluted EPS, constant currency and free cash flow, serves to enhance the understanding of ILG’s performance. These non-GAAP financial measures should be considered in addition to and not as substitutes for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, EBITDA (with certain additional add-backs) is used to calculate compliance with certain financial covenants in ILG’s credit agreement. Management believes that these non-GAAP measures improve the transparency of our disclosures, provide meaningful presentations of our results from our business operations excluding the impact of certain items not related to our core business operations and improve the period to period comparability of results from business operations. These measures may also be useful in comparing our results to those of other companies; however our calculations may differ from the calculations of these measures used by other companies. More information about the non-GAAP financial measures, including reconciliations of GAAP results to the non-GAAP measures, is available in the financial tables that accompany this press release.

Conference Call

ILG will host a conference call today at 4:30 p.m. Eastern Time to discuss its results for the fourth quarter and full year 2009, with access via the Internet and telephone. Investors and analysts may participate in the live conference call by dialing (866) 322-1501 (toll-free domestic) or (706) 679-2585 (international); conference ID: 57247849 or password: Interval. Please register at least 10 minutes before the conference call begins. A live webcast of the conference call will be available on the Investor Relations section of ILG’s Web site at www.iilg.com. The replay can be accessed for seven days after the call at (800) 642-1687 (toll-free domestic) or (706) 645-9291 (international); conference ID: 57247849. The webcast will be archived on ILG’s Web site for 90 days after the call.

About Interval Leisure Group

Interval Leisure Group (ILG) is a leading global provider of membership and leisure services to the vacation industry.

Its principal business segment, Interval, has been serving the vacation ownership market for more than 33 years. Interval operates mainly through Interval International, a membership-based organization that offers a comprehensive array of year-round benefits, including the opportunity to exchange the use of shared ownership vacation time. Today, Interval’s primary vacation network comprises more than 2,500 resorts in over 75 nations. Through offices in 16 countries, Interval offers high-quality products and benefits to resort clients and approximately 2 million families who are enrolled in various membership programs.

ILG’s other business segment is Aston, formerly ResortQuest Hawaii, which traces its roots in lodging back 60 years. Through a portfolio of approximately 5,000 units, Aston Hotels & Resorts and Maui Condo and Home provide hotel and resort management and vacation rental services to vacationers and property owners primarily in the Hawaiian Islands.

ILG is headquartered in Miami, Florida, and has more than 2,500 employees worldwide.

Forward-Looking Statements

This press release contains “forward looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, relating to: our future financial performance, our business prospects and strategy, anticipated financial position, liquidity and capital needs and other similar matters. These forward looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.

Actual results could differ materially from those contained in the forward looking statements included herein for a variety of reasons, including, among others: adverse trends in economic conditions generally or in the vacation ownership, vacation rental and travel industries; adverse changes to, or interruptions in, relationships with third parties; lack of available financing for or insolvency of developers; decreased demand from prospective purchasers of vacation interests; travel related health concerns, such as pandemics; changes in our senior management; regulatory changes; our ability to compete effectively; the effects of our significant indebtedness and our compliance with the terms thereof; adverse events or trends in key vacation destinations; and our ability to expand successfully in international markets and manage risks specific to international operations. Certain of these and other risks and uncertainties are discussed in our filings with the SEC. In light of these risks and uncertainties, the forward looking statements discussed in this release may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of our management as of the date of this press release. Except as required by applicable laws, ILG does not undertake to update these forward-looking statements.

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited and Restated)		(Restated)
Revenue	$93,734	$91,444	$404,986	$415,798
Cost of sales	31,122	30,356	127,406	136,075
Gross profit	62,612	61,088	277,580	279,723
Selling and marketing expense	12,702	10,882	52,029	51,463
General and administrative expense	23,552	20,053	87,893	82,474
Goodwill impairment	—	34,254	—	34,254
Amortization expense of intangibles	6,499	6,476	25,961	25,906
Depreciation expense	2,493	2,279	9,851	9,335
Operating income (loss)	17,366	(12,856)	101,846	76,291
Other income (expense):
Interest income	172	739	952	11,532
Interest expense	(8,987)	(10,364)	(37,281)	(15,851)
Other income (expense), net	19	3,187	(1,250)	4,022
Total other expense, net	(8,796)	(6,438)	(37,579)	(297)
Earnings (loss) before income taxes and noncontrolling interest	8,570	(19,294)	64,267	75,994
Income tax benefit (provision)	(3,937)	7,644	(26,058)	(30,816)
Net income (loss)	4,633	(11,650)	38,209	45,178
Net loss attributable to noncontrolling interest	3	96	4	86
Net income (loss) attributable to common stockholders	$4,636	$(11,554)	$38,213	$45,264

Earnings (loss) per share attributable to common stockholders(1):
Basic	$0.08	$(0.21)	$0.68	$0.81
Diluted	$0.08	$(0.21)	$0.67	$0.80
Weighted average number of shares of common stock outstanding(1):
Basic	56,530	56,209	56,411	56,189
Diluted	57,402	56,209	57,015	56,370

Adjusted net income(2)	$6,446	$9,329	$43,192	$66,147
Adjusted earnings per share(2):
Basic	$0.11	$0.17	$0.77	$1.18
Diluted	$0.11	$0.17	$0.76	$1.17

(1) For the three and twelve months ended December 31, 2008, basic weighted average shares outstanding were computed using the number of shares of common stock outstanding immediately following the spin-off, as if such shares were outstanding for the entire period prior to the spin-off plus the weighted average of such shares outstanding following the spin-off date through December 31, 2008.

(2) “Adjusted net income” and “adjusted earnings per share” are non-GAAP measures as defined by the SEC. Please see “Reconciliations of Non-GAAP Measures” for a reconciliation to the comparable GAAP measure.

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2009	December 31, 2008

ASSETS
Cash and cash equivalents	$160,014	$120,277
Deferred membership costs	14,433	13,816
Prepaid income taxes	5,221	—
Other current assets	67,080	73,128
Total current assets	246,748	207,221
Goodwill and intangible assets, net	619,191	644,880
Deferred membership costs	21,411	21,641
Other non-current assets	71,231	63,466
TOTAL ASSETS	$958,581	$937,208

LIABILITIES AND EQUITY LIABILITIES:
Accounts payable, trade	$11,672	$11,789
Deferred revenue	96,541	95,565
Current portion of long-term debt	—	15,000
Other current liabilities	66,074	75,090
Total current liabilities	174,287	197,444
Long-term debt, net of current portion	395,290	412,242
Deferred revenue	134,236	134,151
Other long-term liabilities	77,970	63,806
Redeemable noncontrolling interest	422	426
TOTAL STOCKHOLDERS’ EQUITY	176,376	129,139
TOTAL LIABILITIES AND EQUITY	$958,581	$937,208

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2009	2008

Cash flows from operating activities:
Net income	$38,209	$45,178
Adjustments to reconcile net income to net cash provided by operating activities:
Goodwill impairment	—	34,254
Amortization expense of intangibles	25,961	25,906
Amortization of debt issuance costs	2,745	1,097
Depreciation expense	9,851	9,335
Accretion of original issue discount	2,048	742
Non-cash compensation expense	10,573	8,820
Deferred income taxes	22,819	(28,331)
Changes in assets and liabilities	(24,858)	6,940
Net cash provided by operating activities	87,348	103,941
Cash flows from investing activities:
Acquisitions, net of cash acquired	—	(1,001)
Changes in restricted cash	1,386	(2,184)
Transfers to IAC	—	(68,635)
Capital expenditures	(15,162)	(13,637)
Net cash used in investing activities	(13,776)	(85,457)
Cash flows from financing activities
Proceeds from issuance of term loan facility	—	150,000
Principal payments on term loan	(34,000)	—
Payments of debt issuance costs	—	(10,569)
Dividend payment to IAC in connection with spin-off	—	(89,431)
Proceeds from the exercise of stock options	436	42
Release of deferred restricted stock units, net of withholding taxes	(430)	—
Vesting of restricted stock units, net of withholding taxes	(691)	—
Other, net	—	(15)
Net cash provided by (used in) financing activities	(34,685)	50,027
Effect of exchange rate changes on cash and cash equivalents	850	(15,347)
Net increase in cash and cash equivalents	39,737	53,164
Cash and cash equivalents at beginning of period	120,277	67,113
Cash and cash equivalents at end of period	$160,014	$120,277

Supplemental disclosures of cash flow information:
Non-cash investing and financing activities:
Issuance of 9.5% Interval Senior Notes, net of original issue discount of $23.5 million	$—	$276,500
Non-cash dividend to IAC	—	(276,500)
Extinguishment of receivable from IAC in connection with spin-off	—	496,019

Cash paid during the period for:
Interest, net of amounts capitalized	33,869	2,519
Income taxes, net of refunds, including amounts paid in 2008 to IAC for ILG’s share of IAC’s consolidated tax liability	23,834	53,428

Operating Statistics

	Three Months Ended December 31,			Year Ended December 31,
	2009	% Change	2008	2009	% Change	2008
Interval
Total active members (000’s)	1,836	(8.1)%	1,998	1,836	(8.1)%	1,998
Average revenue per member	$40.22	11.9%	$35.93	$175.56	6.5%	$164.83

Aston
Available room nights (000’s)	414	4.7%	395	1,580	(0.8)%	1,594
RevPAR	$82.48	(14.4)%	$96.35	$91.47	(21.9)%	$117.08

Additional Data

	Three Months Ended December 31,			Year Ended December 31,
	2009	% Change	2008	2009	% Change	2008
	(Dollars in thousands)			(Dollars in thousands)
Interval
Transaction revenue	$39,976	8.4%	$36,878	$189,777	2.2%	$185,782
Membership fee revenue	32,907	(1.1)%	33,269	132,076	(1.2)%	133,703
Ancillary member revenue	1,733	(9.5)%	1,914	8,430	(2.4)%	8,641
Total member revenue	74,616	3.5%	72,061	330,283	0.7%	328,126
Other revenue	3,842	0.2%	3,835	15,684	(16.5)%	18,793
Total revenue	$78,458	3.4%	$75,896	$345,967	(0.3)%	$346,919

Aston
Pass-through revenue	$10,412	8.5%	$9,595	$37,602	(6.7)%	$40,318
Management fee revenue	4,864	(18.3)%	5,953	21,417	(25.0)%	28,561
Total revenue	$15,276	(1.7)%	$15,548	$59,019	(14.3)%	$68,879
Aston gross margin	15.9%	(31.2)%	23.1%	20.9%	(19.7)%	26.0%
Aston gross margin without pass-through	50.0%	(17.3)%	60.4%	57.5%	(8.3)%	62.7%

Reconciliations of Non-GAAP Measures

	Year Ended December 31,
	2009	% Change	2008
	(Dollars in thousands)
Net cash provided by operating activities	$87,348	(16.0)%	$103,941
Less: Capital expenditures	(15,162)	11.2%	(13,637)
Free cash flow	$72,186	(20.1)%	$90,304

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
	(Dollars in thousands, except per share data)

Net income (loss) attributable to common stockholders	$4,636	$(11,554)	$38,213	$45,264
Goodwill impairment	—	34,254	—	34,254
European Union Value Added Tax accrual	2,260	—	2,260	—
Incremental non-cash compensation expense	—	—	1,753	—
Incremental stand-alone and public company costs	—	—	2,855	—
Income tax benefit of adjusting items(3)	(450)	(13,371)	(1,889)	(13,371)
Adjusted net income	$6,446	$9,329	$43,192	$66,147
Adjusted earnings per share:
Basic	$0.11	$0.17	$0.77	$1.18
Diluted	$0.11	$0.17	$0.76	$1.17

(3) Tax rate utilized is the applicable effective tax rate respective to the period to the extent amounts are deductible.

	Three Months Ended December 31,
	2009			2008
	Interval	Aston	Consolidated	Interval	Aston	Consolidated
	(Dollars in thousands)

Adjusted EBITDA	$31,715	$605	$32,320
European Union Value Added Tax accrual	2,174	—	2,174
EBITDA	29,541	605	30,146	$30,286	$1,760	$32,046
Goodwill impairment	—	—	—	—	34,254	34,254
Amortization expense of intangibles	5,263	1,236	6,499	5,239	1,237	6,476
Depreciation expense	2,302	191	2,493	2,074	205	2,279
Non-cash compensation expense	3,431	357	3,788	1,775	118	1,893
Operating income (loss)	$18,545	$(1,179)	17,366	$21,198	$(34,054)	(12,856)
Interest income			172			739
Interest expense			(8,987)			(10,364)
Other non-operating income			19			3,187
Income tax benefit (provision)			(3,937)			7,644
Net income (loss)			4,633			(11,650)
Net loss attributable to noncontrolling interest			3			96
Net income (loss) attributable to common stockholders			$4,636			$(11,554)

	Year Ended December 31,
	2009			2008
	Interval	Aston	Consolidated	Interval	Aston	Consolidated
	(Dollars in thousands)

Adjusted EBITDA	$148,415	$4,845	$153,260
European Union Value Added Tax accrual	2,174	—	2,174
Incremental stand-alone and public company costs	2,960	(105)	2,855
EBITDA	143,281	4,950	148,231	$145,058	$9,548	$154,606
Goodwill impairment	—	—	—	—	34,254	34,254
Amortization expense of intangibles	21,017	4,944	25,961	20,960	4,946	25,906
Depreciation expense	9,057	794	9,851	8,592	743	9,335
Non-cash compensation expense	9,811	762	10,573	8,474	346	8,820
Operating income (loss)	$103,396	$(1,550)	101,846	$107,032	$(30,741)	76,291
Interest income			952			11,532
Interest expense			(37,281)			(15,851)
Other non-operating income (expense)			(1,250)			4,022
Income tax provision			(26,058)			(30,816)
Net income			38,209			45,178
Net loss attributable to noncontrolling interest			4			86
Net income attributable to common stockholders			$38,213			$45,264

Glossary of Terms

Adjusted EPS and Adjusted Diluted EPS - Adjusted Net Income divided by the weighted average number of shares of common stock and for Adjusted Diluted EPS, divided by the weighted average number of shares of common stock and dilutive securities, outstanding during the period. For periods prior to the spin-off, the number of shares of common stock used represents the amount outstanding immediately following the spin-off, as if such shares were outstanding for the entire period.

Adjusted EBITDA - Net income, excluding, if applicable (1) non-cash compensation expense, (2) depreciation expense, (3) amortization expense, (4) goodwill and asset impairments, (5) income taxes, (6) interest income and interest expense and (7) other non-operating income and expense, (8) incremental stand-alone and public company expense for 2009, and (9) the European VAT accrual. The Company’s presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies.

Adjusted Net Income - Net income attributable to common stockholders, excluding (1) for 2009 incremental non-cash compensation expense, incremental stand-alone and public company costs and the European VAT accrual, all net of tax and (2) for 2008 the goodwill impairment, net of tax.

Ancillary Member Revenue - Other member related revenue including insurance and travel related services.

Available Room Nights - Number of nights available for rental by Aston at managed vacation properties during the period.

Average Revenue per Member - Membership fee revenue, transaction revenue and ancillary member revenue for the Interval Network for the applicable period, divided by the monthly weighted average number of active members during the applicable period.

Constant Currency - Current period results of operations determined by translating our functional currency results to U.S. dollars (our reporting currency) using the actual prior year blended rate of translation from the comparable prior period.

EBITDA - Net income, excluding, if applicable (1) non-cash compensation expense, (2) depreciation expense, (3) amortization expense, (4) goodwill and asset impairments, (5) income taxes, (6) interest income and interest expense and (7) other non-operating income and expense. The Company’s presentation of EBITDA may not be comparable to similarly-titled measures used by other companies.

Free Cash Flow - Cash provided by operating activities less capital expenditures.

Gross Lodging Revenue - Total room revenue collected from all Aston-managed occupied rooms during the period.

Pass-through Revenue - The compensation and other employee-related costs directly associated with Aston’s management of the properties that are included in both revenue and cost of sales and that are passed on to the property owners without mark-up. Management believes presenting gross margin without these expenses provides management and investors a relevant period-over-period comparison.

RevPAR - Gross Lodging Revenue divided by Available Room Nights during the period.

Total Active Members - Active members of the Interval Network as of the end of the period. Active members are members in good standing that have paid membership fees and any other applicable charges in full as of the end of the period or are within the allowed grace period.

Transaction Revenue - Transactional and service fees paid primarily for Interval Network exchanges, Getaways, and reservation servicing.

CONTACT: Interval Leisure Group

Investor Contact:

Jennifer Klein, Investor Relations

305-925-7302

Jennifer.Klein@iilg.com

Media Contact:

Christine Boesch, Corporate Communications

305-925-7267

Chris.Boesch@intervalintl.com